                                                                   EXHIBIT 10.16

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                SECOND AMENDED AND RESTATED FINANCING AGREEMENT

                           Dated as of July 24, 1996

                                    between

                               HFS INCORPORATED

                                      and

                            NATIONAL LODGING CORP.



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

                               TABLE OF CONTENTS


                                  ARTICLE  1

                                  DEFINITIONS

Section 1.1  Definitions ...................................................   1

                                  ARTICLE  2

                             GUARANTEES AND LOANS

Section 2.1  Guarantees ....................................................   3
Section 2.2  Credit Exposure ...............................................   4

                                  ARTICLE  3

                             FEES; INDEMNIFICATION

Section 3.1  Fees ..........................................................   5
Section 3.2  Indemnification ...............................................   5

                                  ARTICLE  4

                               TERM; TERMINATION

Section 4.1  Term of Agreement; Survival ...................................   5
Section 4.2  Termination by HFS ............................................   6

                                  ARTICLE  5

                               SPECIAL COVENANTS

Section 5.1  Information ...................................................   6

                                  ARTICLE  6

                                 MISCELLANEOUS

Section 6.1  Complete Agreement ............................................   6
Section 6.2  Governing Law .................................................   6
Section 6.3  Notices .......................................................   7
Section 6.4  Amendment and Modification ....................................   7
Section 6.5  Successors and Assigns ........................................   7
Section 6.6  No Third Party Beneficiaries ..................................   8
Section 6.7  Counterparts ..................................................   8
Section 6.8  Interpretation ................................................   8
Section 6.9  Legal Enforceability ..........................................   8

                SECOND AMENDED AND RESTATED FINANCING AGREEMENT


          SECOND AMENDED AND RESTATED FINANCING AGREEMENT (this "Agreement"), dated as of July 24, 1996, by and between HFS INCORPORATED, a Delaware corporation ("HFS"), and NATIONAL LODGING CORP., a Delaware corporation ("NLC").

          WHEREAS, HFS and NLC have entered into the Amended and Restated Interim Financing Agreement dated as of January 23, 1996 (the "Existing Agreement"), pursuant to which HFS has guaranteed a revolving credit facility provided to NLC by Bankers Trust Company, Chemical Bank and certain other banks and financial institutions (the "BT Bank Facility"); and

          WHEREAS, NLC has entered into an Amended and Restated Stock Purchase Agreement dated as of March 14, 1996 (as the same may be further amended from time to time, the "Stock Purchase Agreement") with Chartwell Leisure Associates L.P. II, a Delaware limited partnership ("Chartwell") and FSNL LLC, a Connecticut limited liability company ("FSNL" and, together with Chartwell, the "Purchasers"), pursuant to which NLC has agreed to sell to the Purchasers shares of the Common Stock of NLC, subject to all of the terms and conditions set forth in the Stock Purchase Agreement (the "Stock Sale"); and

          WHEREAS, NLC expects that it will refinance the BT Bank Facility prior to its maturity date; and

          WHEREAS, HFS and NLC desire to amend the Agreement to provide that, if the closing of the Stock Sale (the "Closing") occurs, then upon request by NLC HFS will provide replacement credit enhancements to NLC in connection with the refinancing of the BT Bank Facility or other credit arrangements, upon the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, HFS and NLC hereby agree as follows:

                                  ARTICLE  1

                                  DEFINITIONS

          Section 1.1  Definitions.  As used in this Agreement, capitalized
                       -----------
terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the meanings set forth below (in each case, such meaning to be equally applicable to both the singular and plural forms of the term defined).

          Affiliate:  shall mean, with respect to any specified person, a person
          ---------
that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

          BT Banks:  shall mean the banks or other financial institutions
          --------
providing the BT Bank Facility.

          BT Guaranty:  shall mean the guaranty given by HFS in favor of the BT
          -----------
Banks pursuant to the BT Bank Facility.

          Change in Control:  (i) during any period of not more than 24 months,
          -----------------
individuals who at the beginning of such period constituted NLC's Board of Directors, together with any new directors (other than directors designated by any third party (other than either of the Purchasers or their Affiliates) who has entered into an agreement to effect a transaction of the type described in clause (ii) or (iii) below) whose election by the Board of Directors or nomination for such election was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of NLC's Board of Directors; (ii) beneficial ownership of 50% or more of NLC's common stock (or other securities generally having the right to vote for the election of directors of NLC) shall be acquired by, or sold, assigned or otherwise transferred to, directly or indirectly (other than pursuant to a public offering), any third party or Group (other than the Purchasers or their Affiliates), whether by sale or issuance of common stock or otherwise; (iii) NLC or any subsidiary of NLC shall sell, assign or otherwise transfer to any third party or Group (other than the Purchasers or their Affiliates), directly or indirectly, assets (including stock or other securities of subsidiaries) having a fair market value, book value or earning power of 50% or more of the assets of NLC and its subsidiaries taken as a whole.

          Credit Exposure:  shall mean at any time the sum of the then
          ---------------
outstanding Guaranty Exposure and the then outstanding amount of Unpaid
Drawings.

          Credit Facilities:  shall mean the BT Bank Facility and any Future
          -----------------
Facilities in effect at any time.

          Eligible Assignee:  shall mean any bank or other financial institution
          -----------------
whose senior unsecured debt (or the senior unsecured debt of the parent company of such bank or other financial institution) is rated by Standard & Poor's or Moody's Investors Service at least as high as the senior unsecured debt of HFS.

          Future Facility:  shall mean any loan agreement, credit agreement or
          ---------------
similar credit facility, other than the BT Bank Facility, pursuant to which NLC has incurred indebtedness for any reason and in any amount.

          Future Guaranty:  shall mean any and all guarantees, security and
          ---------------
other credit enhancements advanced or provided by HFS to secure indebtedness incurred by NLC pursuant to any Future Facility.

          Group:  two or more persons who agree to act together for purposes of
          -----
holding or acquiring securities, assets or control of NLC; provided, however,
                                                           --------  -------
that the shareholders of a publicly-held company that is merged with or into NLC (or a subsidiary thereof) in a transaction approved by NLC's Board of Directors shall not be a Group with respect to any NLC securities received by such shareholders in connection with such transaction.

          Guaranteed Amount:  shall mean at any time the then aggregate
          -----------------
outstanding principal amount of indebtedness of NLC, together with interest and any other amounts for which NLC is liable, under any Credit Facility to the extent supported by one or more Guaranties.

          Guaranty:  shall mean the BT Guaranty or any Future Guarantee.
          --------

          Guaranty Exposure:  shall mean at any time the then maximum Guaranteed
          -----------------
Amount (assuming for this purpose that the BT Bank Facility, if then in effect, and any Future Facilities then in effect are fully utilized).

          Guaranty Termination Date:  shall mean December 31, 2001.
          -------------------------

          NLC Creditor:  shall mean any creditor of NLC under a Credit Facility.
          ------------

          Unpaid Drawings:  shall have the meaning provided in Section 2.1(c)
          ---------------
hereof.


                                  ARTICLE  2

                             GUARANTEES AND LOANS

          Section 2.1  Guarantees.
                       ----------

                  (a) Effective upon the Closing, and subject to the terms and conditions of this Agreement, HFS shall, upon the written request of NLC, issue one or more Future Guaranties; provided, however, that the maximum Credit
                                     --------  -------
Exposure shall not at any time exceed $75,000,000. The terms and conditions of each Future Facility and each Future Guaranty shall be reasonably satisfactory to HFS. The terms of each Future Guaranty shall be those typical and customary for similar guarantees; provided, further, that in any event such terms and
                        --------  -------
conditions shall include: (i) that HFS shall have no liability for payment demands made on the Future Guaranty after the Guaranty Termination Date, except with respect to (A) interest on any amounts for which such a payment demand is made on or prior to the Guaranty Termination Date, (B) costs and expenses in connection with the enforcement of the Future Guaranty and (C) amounts received by the beneficiary of the Future Guaranty on or prior to the Guaranty Termination Date, but which are required to be repaid by that beneficiary after the Guaranty Termination Date; (ii) that HFS shall have reasonable rights to cure any defaults or events of default under the Future Facilities on or prior to the Guaranty Termination Date; and (iii) HFS shall have the right to approve any and all amendments, modifications or supplements to the Future Facilities on or prior to the Guaranty Termination Date. HFS shall not be required to issue any Future Guarantees at any time if, at such time: (x) NLC is in material breach of its obligations hereunder or under the Amended and Restated Corporate Services Agreement dated as of January 24, 1996, as the same may be amended from time to time, between HFS and NLC; (y) NLC, any of its subsidiaries or any joint venture in which NLC is a participant is in material breach of any franchise or license agreement with HFS or any of its subsidiaries; or (z) there shall have been any material adverse change in the consolidated financial condition of NLC and its subsidiaries from that reflected in NLC's audited financial statements as at December 31, 1995 or any event which could reasonably be expected to result in such a material adverse change.

          (b) In the event that NLC wishes HFS to issue a Future Guaranty hereunder, it shall provide HFS with 10 days' prior written notice thereof, which notice shall: (i) specify the date of issuance of such Future Guaranty;
(ii) include, if available, copies of any and all documentation related to the Future Facility and in any event a reasonably detailed description of the terms of such Future Facility; and (iii) include a copy of the proposed form of Future Guaranty. Prior to the issuance of such Future Guaranty and as a condition thereto, HFS shall have approved the form and substance of the Future Facility and all documentation relating thereto, including, without limitation, the applicable Future Guaranty, which approval shall not unreasonably be withheld, and shall have received an opinion of counsel to NLC reasonably acceptable to HFS with respect to the authorization, execution and enforceability against NLC of the documents evidencing the Future Facility. HFS agrees that the form of the BT Guaranty is generally a reasonably acceptable form for Future Guaranties, provided that if HFS is able to obtain more favorable terms under its principal bank credit arrangements than those in effect at the time it gave the BT Guaranty, the BT Guaranty would serve as a model of a reasonably acceptable form for Future Guarantees only to the extent that the Future Guarantie reflected those more favorable terms.

          (c) NLC hereby agrees to reimburse HFS for any payment made by HFS under a Guaranty (each such amount so paid by HFS until reimbursed an "Unpaid Drawing") immediately after the making by HFS of such payment together with interest thereon from and including the date paid by HFS (unless HFS is reimbursed on such day) to but excluding the date HFS is reimbursed by NLC, at a rate per annum equal to either: (i) 2.0% in excess of the prime or base rate of Chemical Bank, or any successor to Chemical Bank, from time to time in effect at its principal office in New York, New York; or (ii) if at any time during the term hereof Chemical Bank or any of its successors is no longer HFS's principal bank lender, then 2.0% in excess of the prime or base rate of the bank that is HFS's principal bank lender at that time. The obligation of NLC to reimburse HFS with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which NLC may have or have had against HFS or any NLC Creditor. Notwithstanding the foregoing provisions of this Section 2.1(c), HFS acknowledges that the terms of the applicable Guaranty may delay the obligation of NLC to reimburse HFS until all Guaranteed Amounts relating to such Guaranty have been received by the NLC Creditors. In addition to any right of HFS to be reimbursed by NLC for Unpaid Drawings, the parties acknowledge and agree that HFS shall be subrogated to all rights of the NLC Creditors with respect to any such Unpaid Drawings.

          Section 2.2  Credit Exposure.  Anything in this Agreement to the
                       ---------------
contrary notwithstanding, the aggregate Credit Exposure shall not at any time exceed $75,000,000. If at any time the Credit Exposure shall exceed $75,000,000 and such excess shall be attributable to Unpaid Drawings, NLC shall immediately pay such Unpaid Drawings in an amount at least equal to such excess. Upon any termination of this Agreement pursuant to Section 4.2 hereof, NLC shall immediately (x) pay all Unpaid Drawings and (y) provide cash collateral pursuant to such arrangements as are satisfactory to HFS in an amount not less than the Guaranty Exposure at such time.

                                  ARTICLE  3

                             FEES; INDEMNIFICATION

          Section 3.1  Fees.
                       ----

                  (a) NLC shall pay a Guaranty fee to HFS at a rate of $1,500,000 per annum, such fee to be paid quarterly in arrears on the last day of March, June, September and December of each year (each a "Payment Date").

                  (b) All fees payable hereunder shall be computed on the basis of a 360 day year and the actual number of days elapsed.

                  (c) All payments hereunder shall be made prior to 12:00 noon (New York time) on the Payment Date and shall be made in U.S. dollars and immediately available funds by wire transfer to such account as HFS may from time to time designate in writing to NLC.

          Section 3.2  Indemnification.  NLC agrees to:  (i) whether or not the
                       ---------------
transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of HFS in connection with the negotiation, preparation, execution and delivery of any Future Guaranty and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating thereto and in connection with the enforcement hereof or thereof (including, without limitation, the reasonable fees and disbursements of counsel); (ii) pay and hold HFS harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save HFS harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify HFS, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not HFS is a party thereto) related to the entering into and/or performance of this Agreement or any Guaranty or the consummation of any transactions contemplated in this Agreement or any Guaranty, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeds (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or wilful misconduct of the person to be indemnified).


                                  ARTICLE  4

                               TERM; TERMINATION

          Section 4.1  Term of Agreement; Survival.  Subject to earlier
                       ---------------------------
termination pursuant to Section 4.2 below, this Agreement shall continue in full force and effect until the Guaranty Termination Date, at which time HFS shall have no further obligations hereunder. The provisions of Section 3.2 of this Agreement shall survive the expiration or termination of this Agreement in perpetuity.

          Section 4.2  Termination by HFS.  HFS shall have the right to
                       ------------------
terminate this Agreement at any time, without penalty or further obligation to NLC hereunder and without prejudice to any accrued rights of HFS hereunder:

                  (a)    immediately upon a Change in Control;

                  (b) immediately if an event of default shall have occurred under any Credit Facility as a result of which any indebtedness under that Credit Facility shall have become or shall be declared due and payable prior to its scheduled maturity;

                  (c) immediately if NLC becomes bankrupt or insolvent or files a petition concerning itself or seeks the protection of any bankruptcy, insolvency or similar law or makes an assignment for the benefit of creditors, or if a receiver is appointed to take charge of NLC's business; or

                  (d) immediately if NLC engages in any business, other than its gaming related investments in effect on the date hereof and the ownership, operation and development of hotels and motels and related activities.

                  (e) immediately, upon a breach by NLC of any of its obligations under this Agreement.


                                  ARTICLE  5

                               SPECIAL COVENANTS

          Section 5.1  Information.  NLC shall furnish HFS with such
                       -----------
information, financial or otherwise, as HFS shall reasonably request relating to NLC, any of its Affiliates, or any Credit Facility. Such information shall include, in any event, all notices received by NLC from the NLC Creditors or any agents therefor under any Credit Facility. HFS agrees to preserve the confidentiality of any such information provided by NLC, subject to any requirements of law applicable to HFS.


                                  ARTICLE  6

                                 MISCELLANEOUS

          Section 6.1  Complete Agreement.  This Agreement constitutes the
                       ------------------
entire agreement between HFS and NLC with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, writings and understandings with respect thereto, including the Existing Agreement.

          Section 6.2  Governing Law.  This Agreement shall be governed by and
                       -------------
construed and enforced in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

          Section 6.3  Notices.  All notices, requests, demands and other
                       -------
communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service, provided that receipt of delivery to the party to whom notice is to be given has been confirmed, or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to HFS or NLC, as the case may be, as follows:

          If to HFS:

                 HFS Incorporated
                 339 Jefferson Road
                 Parsippany, NJ  07054
                 Attn:  General Counsel
                 Fax No.:  (201) 428-5269

          If to NLC:

                 National Lodging Corp.
                 605 Third Avenue
                 23rd Floor
                 New York, NY  10158
                 Attn:  General Counsel
                 Fax No.:  (212) 867-4644

          with a copy to:

                 Battle Fowler LLP
                 75 East 55th Street
                 New York, NY  10022
                 Attn:  Martin L. Edelman, Esq.
                 Fax No.:  (212) 856-7808

Any party may change its address or fax number by giving the other party written notice of its new address in the manner set forth below.

          Section 6.4  Amendment and Modification.  This Agreement may be
                       --------------------------
amended, modified or supplemented only by written agreement of the parties.

          Section 6.5  Successors and Assigns.  This Agreement and all of the
                       ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided, however, that
                                                       --------  -------
no party may assign its rights or obligations hereunder without the written consent of the other party hereto, except that HFS may assign all or any part of its rights hereunder, without obtaining such consent, to any direct or indirect subsidiary of HFS or any Eligible Assignee.

          Section 6.6  No Third Party Beneficiaries.  This Agreement is solely
                       ----------------------------
for the benefit of the parties hereto and is not intended to confer any rights or remedies upon any person other than the parties hereto.

          Section 6.7  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 6.8  Interpretation.  The Article and Section headings
                       --------------
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.



          Section 6.9  Legal Enforceability.  Any provision of this Agreement
                       --------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision or any other provision hereof in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                HFS INCORPORATED



                                By:  /s/ Stephen P. Holmes
                                     ------------------------------------
                                     Stephen P. Holmes
                                     Executive Vice President


                                NATIONAL LODGING CORP.



                                By:  /s/ Kenneth J. Weber
                                     ------------------------------------
                                     Kenneth J. Weber
                                     Executive Vice President
                                     Chief Executive Officer